SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant /_/
Filed by a Party other than the Registrant /_/

Check the appropriate box:

/_/ Preliminary Proxy Statement
/x/ Definitive Proxy Statement
/_/ Definitive Additional Materials
/_/ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                         DUTY FREE INTERNATIONAL, INC.
________________________________________________________________________________
                (Name of Registrant as Specified In Its Charter)

________________________________________________________________________________
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/_/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1) or 14a-6(j)(2).
/_/ $500 per each party to the controversy pursuant to
    Exchange Act Rule 14a-6(i)(3).
/_/ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

   _____________________________________________________________________________

2) Aggregate number of securities to which transaction applies:

   _____________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

   _____________________________________________________________________________

4) Proposed maximum aggregate value of transaction:

   _____________________________________________________________________________

/_/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount previously paid: _________________________________________________

    2) Form, Schedule or Registration No. ______________________________________

    3) Filing party: ___________________________________________________________

    4) Date filed: _____________________________________________________________

___________
*Set forth the amount on which the filing fee is calculated and state how it was determined.

                          DUTY FREE INTERNATIONAL, INC.
                               63 Copps Hill Road
                          Ridgefield, Connecticut 06877
                              ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held On May 22, 1997

To the Stockholders of
DUTY FREE INTERNATIONAL, INC.:

     You are cordially invited to attend the Annual Meeting of Stockholders of DUTY FREE INTERNATIONAL, INC., a Maryland corporation, which will be held on May 22, 1997, at 10:00 a.m., Baltimore time, at the Renaissance Harborplace Hotel, 202 East Pratt Street, Baltimore, Maryland 21202, for the following purposes:

          (1) To elect three (3) Class B Directors for terms expiring at the 2000 Annual Meeting of Stockholders;

          (2) To ratify the appointment of KPMG Peat Marwick LLP as the Company's Independent Auditors for the fiscal year ending January 25, 1998; and

          (3) To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

     A copy of the Company's Annual Report to Stockholders, Proxy and Proxy Statement are being mailed together with this notice.

     Only stockholders of record at the close of business on March 31, 1997 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Such stockholders may vote in person or by Proxy. It is important to you and to the Company that your shares be voted at the Annual Meeting.

                                            By Order of the Board of Directors
                                            Gerald F. Egan, Secretary

April 14, 1997

================================================================================
                                IMPORTANT NOTICE
PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY AND THEN SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED STAMPED AND ADDRESSED ENVELOPE. THE GIVING OF THE PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE AT THE ANNUAL MEETING IF THE PROXY IS REVOKED, AS SET FORTH IN THE PROXY STATEMENT.
================================================================================

                          DUTY FREE INTERNATIONAL, INC.
                              --------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 22, 1997

     This Proxy Statement and the accompanying proxy materials are being furnished to the stockholders of Duty Free International, Inc., a Maryland corporation, in connection with the solicitation of Proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held at the Renaissance Harborplace Hotel, 202 East Pratt Street, Baltimore, Maryland 21202, on May 22, 1997, at 10:00 a.m., Baltimore time, and any adjournments or postponements thereof. Only stockholders of record at the close of business on March 31, 1997 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting. Management anticipates that the mailing to stockholders of this Proxy Statement and the accompanying Proxy materials, together with a copy of the Company's Annual Report to Stockholders for the fiscal year ended January 26, 1997, will occur on or about April 22, 1997.

     At the Annual Meeting, the stockholders of the Company will be asked to (i) consider and vote upon the election of three (3) Class B Directors; (ii) ratify the appointment of KPMG Peat Marwick LLP as the Company's Independent Auditors for the fiscal year ending January 25, 1998; and (iii) consider and vote upon any other business that may properly come before the Annual Meeting.

     The principal executive offices of the Company are located at 63 Copps Hill Road, Ridgefield, Connecticut 06877, and its telephone number at that address is
(203) 431-6057.

     The date of this Proxy Statement is April 14, 1997.


                  STOCKHOLDERS ARE REQUESTED TO COMPLETE, DATE
             AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY
              TO THE COMPANY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                               VOTING AND PROXIES


Voting Rights

     Holders of record of the Company's common stock, par value $0.01 per share (the "Common Stock"), on the Record Date will be entitled to one vote for each share held on all matters to come before the Annual Meeting of Stockholders. At the close of business on the Record Date, there were outstanding 27,308,380 shares of Common Stock. The presence, in person or by proxy, of stockholders entitled to cast a majority of all votes entitled to be cast at the Annual Meeting will constitute a quorum. Directors will be elected by a plurality of the votes cast. Action on a matter other than the election of Directors, including the ratification of the appointment of KPMG Peat Marwick LLP as Independent Auditors, will be approved if the number of shares cast for the proposal exceeds the number of shares cast against the proposal. Abstentions and broker non-votes will not be included in determining the outcomes of matters being acted upon.

Proxies

     If the accompanying Proxy is properly executed and returned, the shares represented by the Proxy will be voted in accordance with the instructions specified in the Proxy. In the absence of instructions to the contrary, such shares will be voted in favor of (i) all of the nominees for election to the Board of Directors listed in this Proxy Statement and named in the accompanying Proxy and (ii) the ratification of KPMG Peat Marwick LLP as the Company's Independent Auditors for the fiscal year ending January 25, 1998. The Board does not intend to bring any other matters before the Annual Meeting and is not aware of any matters which will come before the Annual Meeting other than as described herein. In the absence of instructions to the contrary, however, it is the intention of each of the persons named in the accompanying Proxy to vote the shares each Proxy represents in accordance with such person's discretion with respect to any other matters properly coming before the Annual Meeting.

     Any stockholder may revoke his or her Proxy at any time prior to the voting thereof on any matter (without, however, affecting any vote taken prior to such revocation). A Proxy may be revoked by filing with Gerald F. Egan, Vice
President of Finance, Chief Financial Officer, Treasurer and Secretary of the Company at 63 Copps Hill Road, Ridgefield, Connecticut 06877, a written notice of revocation or a subsequently dated Proxy at any time prior to the time it has been voted at the Annual Meeting, or by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a Proxy).

                       PROPOSAL 1 - ELECTION OF DIRECTORS

     The Company currently has a classified Board of Directors consisting of three Class A Directors, three Class B Directors and three Class C Directors. The current terms of the Directors continue until the Annual Meetings of Stockholders to be held in 1999, 1997 and 1998, respectively, and until their respective successors are elected and qualified.

     The following information is furnished with respect to the three nominees for Class B Director, and the Directors who will continue in office after the Annual Meeting until the expiration of their respective terms. The Board of Directors has unanimously recommended the election of the nominees named below. Unless otherwise instructed, it is the intention of the persons named in the accompanying Proxy to vote all shares of Common Stock represented by properly executed Proxies for all the nominees to the Board of Directors named below. Although each of the nominees has indicated that they will serve as a Director of the Company, should any one or more of them be unable to serve, the Proxies will be voted for the election of a substitute nominee or nominees designated by the Board of Directors, or the size of the Board maybe reduced accordingly.

Nominees for Election

     Nominees for Class B Directors - Terms to Expire in 2000

     Jack Africk, age 68, is Chairman of Evolution Consulting Group, Inc. Mr. Africk was the Vice Chairman of the Board of the Company from May 1993 through December 1994, and was the Vice Chairman of UST, Inc. from 1990 to 1993. He was a director and Executive Vice President of UST, Inc. from 1987 to 1990, and previously served as the President and Chief Executive Officer of United States Tobacco Company, a wholly owned subsidiary of UST, Inc. Mr. Africk is also a director of Crown Central Petroleum Corp., Tanger Factory Outlets and Transmedia Network, Inc.

     Carl Reimerdes, age 56, has been a Vice President and a Director of the Company since its formation and the principal operating officer of the Company's Airport Division and its predecessor since 1983. Mr. Reimerdes was employed by IDF Services, Inc. ("IDF Services") from 1972, and served as its President and as a director, until the merger of that corporation with the Company in 1992.

     Lowell P. Weicker, Jr., age 65, is a teacher at the University of Virginia. Mr. Weicker was the Governor of the State of Connecticut from 1990 to 1994; a U.S. Senator from Connecticut from 1970 to 1988; and a U.S. Congressman from 1968 to 1970. Mr. Weicker is also a director of Compuware, HPSC, Phoenix Home Life Mutual Fund and UST, Inc.

Vote Required

     Directors are elected by a plurality of votes cast at the Annual Meeting of Stockholders.

                THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH
                    OF THE NOMINEES FOR ELECTION AS DIRECTORS


Continuing Directors

     The remaining Directors of the Company, whose terms expire in 1999 and 1998, respectively, are:

     Class A Directors - Terms to Expire in 1999

     David H. Bernstein, age 62, was the Chairman of the Board of the Company from 1986 to 1993 and has been a Director since the Company's formation in 1983. He served until 1992 as President of Samuel Meisel and Company, Inc., a wholly owned subsidiary of the Company ("Meisel"), with which he had been associated since 1957. He currently serves as the President of the International Association of Airport Duty Free Stores, Inc., the trade association representing all major airport duty free operators in North, South and Central America, and the Caribbean. He has served in this capacity for the past thirteen years. Mr. Bernstein is a member of the Board of Trustees of The Johns Hopkins University and is a trustee of Sinai Hospital and Johns Hopkins Medicine. Mr. Bernstein is a director of Fenton Hill Florida, Inc.

     John A. Couri, age 55, is a consultant to the Company and has been a Director since the Company's formation. Mr. Couri was Co-Chief Executive Officer from October 1993 to May 1994 and served as Chairman of the Board of the Company from October 1993 to December 1994. He was Chief Executive Officer of the Company from 1987 to 1993, President from 1983 to 1993 and Chief Financial Officer from 1987 until 1990. In addition, he served as President of the Northern Border Division from its formation until 1989. Mr. Couri was employed by IDF Services from 1972 to 1987, and served as a director of that corporation until the merger of that corporation with the Company in 1992.

     Heribert Diehl, age 63, has been a Director since the Company's formation. Mr. Diehl has been an employee of Gebr. Heinemann, a stockholder of the Company, since 1962 and has been a managing director of that firm since 1983. Gebr. Heinemann is a major wholesale supplier of duty free merchandise and an operator of duty free concessions in Europe.

     Class C Directors - Terms to Expire in 1998

     Alfred Carfora, age 46, was elected President and Co-Chief Executive Officer of the Company in October 1993 and became Chief Executive Officer in May 1994. Previously, he served as Executive Vice President and Chief Operating Officer, and he has been a Director of the Company since 1985. Prior to 1992, Mr. Carfora had principal operating responsibilities for the Company's Northern Border Division and Airport Division. Mr. Carfora was employed by IDF Services from 1973 to 1988 and served as its Vice President, Secretary and Treasurer and as a director until the merger of that corporation with the Company in 1992.

     Susan H. Stackhouse, age 43, has been President of Fenton Hill Florida, Inc. since 1986 and a Director of the Company since 1992. Ms. Stackhouse joined Fenton Hill Florida, Inc., formerly known as Bonanni Exports, Inc., in 1980 as General Manager and served as its Executive Vice President from 1984 until her election as President in 1986. Fenton Hill Florida, Inc., operates duty free and retail concessions in eight airports. Ms. Stackhouse has served as a director of the International Association of Airport Duty Free Stores, Inc. since 1986.

     Stephen M. Waters, age 50, is a Managing Partner of Compass Partners International, L.L.C., a financial services firm. He was Co-Chief Executive of Morgan Stanley U.K. Group from 1992 to 1996 and a Managing Director of Morgan Stanley & Company, Inc. from 1988 to 1996. He is a member of the Chancellor's City Promotion Panel in the United Kingdom, a member of the Harvard Business School Visiting Committee and Chairman of the Financial Aid Council at Harvard College.

Board and Committee Meetings

     The Board of Directors met five times during the fiscal year ended January 26, 1997. All of the Directors attended at least 75% of the aggregate of all meetings of the Board of Directors and the Committees on which they served during the fiscal year ended January 26, 1997.

     The members of the Audit Committee presently consist of Messrs. Africk, Diehl and Waters. The Audit Committee is responsible for reviewing, with the Company's Independent Auditors, (i) the general scope of the accountants' audit services and the annual results of their audit, (ii) the reports and recommendations made to the Audit Committee by the Independent Auditors and the Company's Internal Audit Department, and (iii) the Company's internal controls structure. The Audit Committee held three meetings during the fiscal year ended January 26, 1997.

     The Executive Committee currently consists of Messrs. Africk, Bernstein, Carfora, Couri and Reimerdes. The Executive Committee may exercise all powers of the Board of Directors between meetings of the Board except as otherwise provided by law or by the By-laws of the Company. The Executive Committee held one meeting during the fiscal year ended January 26, 1997.

     The Compensation Committee presently consists of Messrs. Africk, Diehl and Waters. The Compensation Committee is responsible for reviewing and making recommendations to the Board of Directors concerning remuneration paid to the Company's executive officers. The Compensation Committee determines the bonuses awarded under the Company's Incentive Compensation Plan and administers and makes awards of stock options under the Company's stock option plans. The Compensation Committee held two meetings during the fiscal year ended January 26, 1997.

     The Nominating Committee currently consists of Messrs. Couri and Reimerdes. The Nominating Committee reviews the qualifications of, and recommends to the Board, candidates for election to the Board. The Nominating Committee considers suggestions from many sources, including stockholders, regarding possible candidates for Director. Such suggestions, together with appropriate biographical information, may be submitted to the Secretary of the Company. The Nominating Committee held one meeting during the fiscal year ended January 26, 1997.


                               EXECUTIVE OFFICERS

     The Company's executive officers include Alfred Carfora, President and Chief Executive Officer; John Edmondson, Executive Vice President and Chief Operating Officer; Carl Reimerdes, Vice President; Gerald F. Egan, Vice President of Finance, Treasurer, Chief Financial Officer and Secretary; and David H. Bernstein, Chairman of the Executive Committee of the Board of Directors. Information concerning each executive officer's age and length of service with the Company, other than Messrs. Edmondson and Egan, can be found herein under the section entitled "ELECTION OF DIRECTORS". Each of these executive officers was elected by, and serve at the pleasure of, the Board of Directors.

     John Edmondson, age 52, was appointed Executive Vice President and Chief Operating Officer of the Company in September 1995. From June 1992 to September 1995, Mr. Edmondson had principal operating responsibilities for the Company's Southern Border Division. He also had principal operating responsibilities for the Company's Northern Border Division from May 1994 to September 1995. Before joining the Company in 1992, Mr. Edmondson was a Senior Vice President for Host Marriott Corporation with complete responsibility for over 150 retail and duty free airport locations.

     Gerald F. Egan, age 49, joined the Company in August 1989 as Vice President of Finance. He was elected Chief Financial Officer by the Board of Directors in January 1990, Treasurer in May 1993 and Secretary in June 1994. Prior to joining the Company, Mr. Egan had served, since 1985, as chief financial officer of H.B. Ives Company, a manufacturer of architectural and builders hardware. Mr. Egan previously had been employed by Cadbury-Schweppes, Inc., a beverage and confectionery producer, in various financial management positions prior to becoming its Vice President-Controller in 1984. Mr. Egan is a certified public accountant.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

     The following Summary Compensation Table sets forth certain information about the cash and non-cash compensation earned by or awarded to Alfred Carfora, President and Chief Executive Officer, and the four other most highly compensated executive officers of the Company for the fiscal years ended January 1997, 1996, and 1995.

                                                                                 Long-term
                                                                                Compensation
                                                   Annual compensation(1)          Awards
                                                   ----------------------          ------
                                                                                 Securities
Name and                               Fiscal                                    Underlying          All other
Principal Position                      Year       Salary          Bonus         Options(2)       Compensation(3)
------------------                      ----       ------          -----         ----------       ---------------
Alfred Carfora, President               1997      $325,000       $250,000          50,000              $18,415
     and Chief Executive                1996      $325,000       $175,000              --              $ 7,954
     Officer                            1995      $299,000       $150,000         125,000              $ 7,477

John Edmondson,                         1997      $265,000       $175,000          35,000              $12,953
     Executive Vice                     1996      $245,000       $150,000              --              $ 2,491
     President and Chief                1995      $216,000       $100,000          40,000              $ 2,270
     Operating Officer

Carl Reimerdes,                         1997      $288,000       $125,000          25,000              $21,015
     Vice President                     1996      $288,000       $100,000              --              $ 7,394
                                        1995      $275,000       $125,000         125,000              $ 8,942

Gerald F. Egan, Vice                    1997      $206,000       $ 75,000          20,000              $17,464
     President of Finance               1996      $182,000       $125,000              --              $ 6,734
     Treasurer, Secretary               1995      $170,000       $125,000          60,000              $ 7,051
     and Chief Financial
     Officer

David H. Bernstein,                     1997      $ 50,000       $     --              --              $12,105
     Chairman of the                    1996      $150,000       $     --              --              $ 6,091
     Executive Committee                1995      $256,000       $ 75,000         125,000              $11,844
     of the Board, former
     Chairman of the Board



(1) Salary and bonus amounts relate to the year in which earned, regardless of when paid.

(2) This column represents options to purchase the stated number of shares of Common Stock.

(3) This column includes other compensation that could not properly be reported in any other column of the Summary Compensation Table. The amounts for fiscal 1997 include the contributions by the Company to the Duty Free International, Inc. Employees' Retirement Savings Plan for all named executives, the cost of life and disability insurance premiums paid by the Company for all named executives, and professional fees paid by the Company on behalf of Mr. Bernstein.

         The following table summarizes for the named executive officers information about the grant of options during the fiscal year ended January 26, 1997 and the potential realizable value of the options.

                           Option Grants in the Last Fiscal Year

                                      Individual Grants                           Potential Realizable
                      ------------------------------------------------           Value at Assumed Annual
                      Number of        % of Total                                 Rates of Stock Price
                      Securities        Options                                     Appreciation for
                      Underlying       Granted to    Exercise                         Option Terms (1)
                      Options         Employees in     Price   Expiration         ---------------------
   Name               Granted(2)       Fiscal Year    ($/Sh)      Date            5%                10%
   ----               ----------       -----------    ------      ----            --                ---
Alfred Carfora         50,000              20%        $14.00     9/25/06       $440,226        $1,115,620
John Edmondson         35,000              14%        $14.00     9/25/06       $308,158          $780,934
Carl Reimerdes         25,000              10%        $14.00     9/25/06       $220,113          $557,810
Gerald F. Egan         20,000               8%        $14.00     9/25/06       $176,090          $446,248
David H. Bernstein      -0-                N/A         N/A        N/A             N/A               N/A

------------

(1) These values have been determined based upon assumed rates of appreciation and are not intended to forecast the possible future appreciation, if any, of the price or value of the Company's Common Stock.

(2) The options entitle the holder to purchase shares of the Company's Common Stock at an exercise price which is equal to the closing price on the New York Stock Exchange of the Company's Common Stock on the day preceding the date the stock option was granted. The options vest in three equal annual installments commencing September 25, 1997 for all named executive officers. No stock option may be exercised after the expiration of 10 years after the date of grant.

     The following table summarizes for the named executive officers information about the exercise of stock options by the named executive officers during the fiscal year ended January 26, 1997 and the value of stock options they held at January 26, 1997.


                 Aggregated Option Exercises in Last Fiscal Year
                       and January 26, 1997 Option Values

                                                       Number of Securities            Value of Unexercised
                                                      Underlying Unexercised              In-the-Money(1)
                                                    Options at January 26, 1997     Options at January 26, 1997(2)
                     Shares Acquired      Value     ---------------------------     ------------------------------
   Name              On Exercise(#)     Realized    Exercisable   Unexercisable      Exercisable   Unexercisable
   ----              --------------     --------    -----------   -------------      -----------   -------------
Alfred Carfora           6,666          $67,493       133,334        91,666          $114,584         $69,791
John Edmondson               0               $0        46,667        48,333           $86,668         $52,082
Carl Reimerdes               0               $0       140,000        66,666          $163,746         $63,541
Gerald F. Egan               0               $0        80,000        40,000           $55,000         $32,500
David H. Bernstein           0               $0       148,334        41,666          $114,584         $57,291


(1) Options are "in-the-money" if the closing market price of the Company's Common Stock on January 24, 1997 exceeded the exercise prices of the options.

(2) The value of options represents the difference between the exercise price of the options and the closing market price of the Company's Common Stock on January 24, 1997.

     Compensation of Directors

     Each Director who was not an officer of or consultant to the Company or a holder of more than 3% of the Company's Common Stock received $10,000 for serving on the Board of Directors and $1,000 for each Board of Directors meeting and each committee meeting attended during the fiscal year ended January 26, 1997.

     Each non-employee Director is granted stock options annually under the 1989 Stock Option Plan to purchase (i) 1,000 shares of Common Stock, plus (ii) an additional 5,000 shares if the non-employee Director serves on any one or more of the Audit, Compensation, Executive or Nominating Committees of the Board of Directors, and (iii) an additional 2,500 shares if the non-employee Director serves on three or more of such Board committees. The exercise price per share of such options will be the fair market value of the Common Stock on the day before the date of the grant; such exercise price will be payable in cash or in shares of Common Stock. The options will become exercisable for one-third of the underlying shares on each of the first three anniversaries of the date of grant. The options will expire at the earlier of ten years after the date of grant, one-year after cessation of service on the Board of Directors due to death or disability, or upon cessation of service on the Board of Directors for any other reason.

     John A. Couri is a consultant to the Company's Chief Executive Officer and the Board of Directors. His consulting agreement provides for an annual consulting fee of $150,000 through December 31, 1999 with automatic extensions for successive one-year periods unless written notice is given by either party of an intention not to further extend the agreement.

     Certain Relationships and Related Transactions

     Ms. Stackhouse, a Director, is the President and an owner of Fenton Hill Florida, Inc. which has certain arrangements for the purchase of merchandise and services from the Company. For the fiscal year ended January 26, 1997, such arrangements included the payment of approximately $43,000 for services rendered and the purchase of approximately $658,000 of merchandise. On April 28, 1994 and May 1, 1996, Fenton Hill Florida, Inc. redeemed 4.9 shares of its own stock from the Company, which was all of the stock owned by the Company, for a total of $1,425,000. Fenton Hill Florida, Inc. paid the Company $75,000 in 1994 and promissory notes for $1,350,000 were signed in 1994 and 1996. The notes are payable in installments starting April 30, 1997 through April 30, 2006. Mr. Bernstein, a Director and executive of the Company, is a director of Fenton Hill Florida, Inc.

           Compensation Committee Interlocks and Insider Participation

     The Compensation Committee presently consists of Messrs. Africk, Diehl and Waters. The Compensation Committee is responsible for reviewing and making recommendations to the Board of Directors about the salary of the Company's executive officers. It also determines the amount of bonuses paid under the Company's Incentive Compensation Plan and administers and makes awards of stock options under the Company's stock option plans. The Compensation Committee held two meetings during the fiscal year ended January 26, 1997. Mr. Diehl is a member of the executive committee of Gebr. Heinemann, a partnership which is a greater than five percent stockholder of the Company.

             Compensation Committee Report on Executive Compensation

     The  Compensation   Committee  is  responsible  for  reviewing  and  making
recommendations to the Board of Directors with respect to the Company's executive compensation policies. In addition, the Compensation Committee determines on an annual basis the compensation to be paid to the Chief Executive Officer and each of the other executive officers of the Company.

Compensation Philosophy

     The Company's compensation programs for executive officers are designed to enable the Company to:

     * Hire, reward, motivate and retain the highest quality managers possible.

     * Match the Company's compensation plans to its business strategies, as well as to the external business environment.

     * Align the executive officers' interest with those of stockholders by providing a significant portion of incentive compensation in the form of Company stock options.

     * Emphasize the relationship between pay and performance by placing a significant portion of compensation at risk through the Company's Incentive Compensation Plan.

     Executive annual compensation levels (base salary and incentive compensation awards) are targeted at the median of compensation paid by comparably positioned companies for like jobs including the companies used in the performance graph on page 15 of this Proxy Statement (the "Peer Group").

Compensation Elements

Base Salary

     In determining an executive officer's base salary, the responsibilities of the position, the officer's experience, individual performance, and the competitive marketplace, including a comparison of salaries paid within the Peer Group, are considered. Based on the most recent information available, the base salary for the Chief Executive Officer, Alfred Carfora, ranked below the median base salary relative to the compensation paid by the Peer Group, and the four other most highly compensated executive officers' base salaries ranked at the median relative to the compensation paid by the Peer Group.

Incentive Compensation Plan

     Cash bonuses are provided to senior and other key executives under the Company's Incentive Compensation Plan (the "Plan") which rewards employees based on performance relative to financial and other predetermined objectives established for the year. For fiscal 1997, approximately $2,897,000 was set aside for distribution as bonuses under the Plan. Individual bonus awards were determined by evaluating each employee's performance toward Company, divisional or departmental objectives established for the year and specific performance measures related to both revenue and profitability.

Stock Options

     The last principal component of compensation arises from the Company's grant of stock options under the Company's Stock Option Plans. Stock option grants are designed to more closely align the interests of management with those of stockholders, and because the full value of an employee's compensation package cannot be realized unless stock price appreciation occurs over a number of years, stock option grants are utilized to retain key employees and to provide an incentive for them to create long-term shareholder value. In granting stock options under the Stock Option Plans, the Committee considers (i) the recipient's level of responsibility, (ii) the recipient's specific function within the Company's overall organization; (iii) the recipient's performance toward Company, divisional or departmental objectives established for the year;
(iv) the number of options granted to executive officers by the other companies included in the Peer Group; and (v) the amount of options currently held by the executive officer. The Stock Option Plans are administered by the Compensation Committee and provide that no one person, including executive officers, may be granted options for the purchase of more than 250,000 shares in any fiscal year (subject to adjustments as noted in the Stock Option Plans in order to prevent dilution or enlargement of the rights of optionees).

Benefits

     The Company provides its executives with medical and other benefits that are generally available to its employees. The Company also pays premiums for life and disability insurance for certain executive officers.

Tax Compliance Policy

Section 162(m) of the Internal Revenue Code generally limits to $1,000,000 the tax deductible compensation paid to the Chief Executive Officer and the four highest-paid executive officers who are employed as executive officers on the last day of the year. However, the limitation does not apply to performance-based compensation provided certain conditions are satisfied.

     The Company's policy is generally to preserve the federal income tax deductibility of compensation paid, to the extent feasible. The Compensation Committee believes that the incentive compensation and stock option awards earned for fiscal 1997 and compensation arising from exercise of stock options granted in fiscal 1997 will be deductible by the Company.

     The Compensation Committee considers its primary goal to be the design of compensation strategies that further the best interests of the Company and its stockholders. To the extent not inconsistent with that goal, the Compensation Committee will attempt, where practical, to use compensation policies and programs that preserve the deductibility of compensation expenses. The Compensation Committee reserves the right to use its judgment, where merited by the Compensation Committee's need for flexibility to respond to changing business conditions or by an executive's individual performance, to nevertheless authorize compensation payments which may not, in a specific case, be fully deductible by the Company.

Chief Executive Officer's Compensation

     The compensation program for Alfred Carfora, the Company's Chief Executive Officer, including salary, annual cash incentive and stock options was determined using the criteria set forth above. As with the other executive officers, emphasis is placed on incentive compensation, with approximately 43% of his fiscal year 1997 compensation (salary and cash bonus) being incentive based.

     Three major factors affected the actions of the Compensation Committee in fiscal 1997 regarding the compensation of Mr. Carfora:

     *    The Company's operating results improved significantly in fiscal 1997.

     * The Company successfully continued a series of cost reduction programs which contributed to the Company's 34% improvement in profitability.

     *    Progress was made in each of the Company's businesses.

     The Compensation Committee has increased Mr. Carfora's base salary to $350,000. Mr. Carfora's base salary is below the median base salary for Chief Executive Officers included in the Peer Group.

     Mr. Carfora earned an incentive compensation award of $250,000 for the fiscal year ended January 26, 1997, which falls below the median bonus award of chief executive officers who are included in the Peer Group. The Compensation Committee determined the size of the award after an evaluation of the factors mentioned above.

                                                                     Jack Africk
                                                                  Heribert Diehl
                                                               Stephen M. Waters
                                           Members of the Compensation Committee

Performance Graph

         The following graph compares the cumulative total return on a $100 investment in the Company's Common Stock against the cumulative total return on a similar investment in (i) the Standard & Poor's Mid-Cap 400 Stock Index and
(ii) a group of five other specialty retail companies, consisting of: CML Group, Inc., Pier 1 Imports, Inc., Sharper Image Corp., Tiffany & Co. and Williams-Sonoma, Inc. The graph assumes that all investments were made on January 31, 1992, are held through the Company's fiscal year ended January 26, 1997 and that all dividends are reinvested.


    [THE FOLLOWING TABLE WAS REPRESENTED BY A GRAPH IN THE PRINTED MATERIAL]


                             Duty Free      Specialty Retail   Standard & Poor's
   Date                    International       Companies         Mid-Cap 400
   ----                    -------------    --------------     ----------------


January 31, 1992              $100                 $100                $100
January 31, 1993               $45                 $119                $111
January 31, 1994               $39                 $117                $128
January 29, 1995               $19                 $107                $122
January 28, 1996               $33                 $104                $161
January 26, 1997               $32                 $155                $196

                  SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS,
                        DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information as to the number of shares of Common Stock owned, as of March 31, 1997 (except as noted in note (2) below), by each person who is known by the Company to beneficially own more than 5% of Common Stock, each Director of the Company, each executive officer named in the Summary Compensation Table and all executive officers and Directors of the Company as a group. A person is a beneficial owner if such person has or shares voting power or investment power. Each beneficial owner has sole voting and investment power unless otherwise noted. At March 31, 1997, there were 27,308,380 shares of Common Stock outstanding. Except as noted in the footnotes below, the addresses of all stockholders, Directors, executive officers and nominees identified in the table and accompanying footnotes are in care of the Company's principal executive offices at 63 Copps Hill Road, Ridgefield, Connecticut 06877.


                                     Number of Shares              Percentage of
                                     of Common Stock                Outstanding
Name of Beneficial Owner            Beneficially Owned             Common Stock
------------------------            ------------------             ------------

Gebr. Heinemann(1)                           4,571,664                   16.7%
FMR Corporation (2)                          2,454,600                    9.0%
John A. Couri(3)                             1,241,334                    4.5%
David H. Bernstein(4)                        1,205,423                    4.4%
Carl Reimerdes(5)                            1,167,293                    4.3%
Heribert Diehl(1)(6)                           921,756                    3.4%
Alfred Carfora(7)                              309,229                    1.1%
Gerald F. Egan(8)                               81,100                      *
Jack Africk(9)                                  56,101                      *
John Edmondson(10)                              46,667                      *
Susan H. Stackhouse(11)                         17,234                      *
Stephen M. Waters(12)                            4,000                      *
All executive officers and
    Directors as a group
    (10 persons)(13)                         5,050,137                   18.0%

______________

     *    Represents less than 1% of the issued and outstanding Common Stock.

     (1) Heribert Diehl, a member of the executive committee of Gebr. Heinemann, a partnership, is a Director of the Company. The Company believes that certain members of the Heinemann family who are partners in Gebr. Heinemann may be deemed to be indirect beneficial owners of the Common Stock owned by Gebr. Heinemann.

     (2) Fidelity Management & Research Company ("Fidelity"), 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 2,454,600 shares of the Company's Common Stock as of December 31, 1996 as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The ownership of one investment company, Fidelity Value Fund, amounted to 1,825,700 shares of the Company's common stock.

          Fidelity Value Fund has its principal business office at 82 Devonshire Street, Boston, Massachusetts 02109. Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and the funds each has sole power to dispose of the 2,454,600 shares owned by the Funds. Neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds' Board of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds' Boards of Trustees. Members of the Edward C.Johnson 3d family and trusts for their benefit are the predominant owners of Class B shares of common stock of FMR Corp., representing approximately 49% of the voting power of FMR Corp. Mr. Johnson 3d owns 12.0% and Abigail Johnson owns 24.5% of the aggregate outstanding voting stock of FMR Corp. Mr. Johnson 3d is chairman of FMR Corp. and Abigail P. Johnson is a director of FMR Corp. The Johnson family group and all other Class B shareholders have entered into a shareholders' voting agreement under which all class B shares will be voted in accordance with the majority vote of Class B shares. Accordingly, through their ownership of voting common stock and execution of the shareholders' agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp. All of the foregoing information is based on FMR Corporation's schedule 13G dated February 14, 1997.

     (3) This amount includes 337,000 shares of Common Stock beneficially owned by Mr. Couri as Trustee for the Couri Charitable Remainder Trust and Couri Charitable Lead Unitrust; 32,485 shares of Common Stock as trustee with his wife for their children; and 17,515 shares of Common Stock held beneficially for his son. This amount also includes stock options exercisable within 60 days after March 31, 1997 to purchase approximately 150,334 shares of Common Stock.

     (4) This amount includes stock options exercisable within 60 days after March 31, 1997 to purchase approximately 148,334 shares of Common Stock.

     (5) This amount includes 1,027,093 shares of Common Stock held by trustees for the benefit of Mr. Reimerdes' children and stock options exercisable within 60 days of March 31, 1997 to purchase approximately 140,000 shares of Common stock.

     (6) This amount includes stock options exercisable within 60 days after March 31, 1997 to purchase approximately 46,334 shares of Common Stock.

     (7) This amount includes stock options exercisable within 60 days after March 31, 1997 to purchase approximately 133,334 shares of Common Stock.

     (8) This amount includes stock options exercisable within 60 days after March 31, 1997 to purchase approximately 80,000 shares of Common Stock.

     (9) This amount includes stock options exercisable within 60 days after March 31, 1997 to purchase approximately 52,001 shares of Common Stock.

     (10) This amount includes stock options exercisable within 60 days after March 31, 1997 to purchase approximately 46,667 shares of Common Stock.

     (11) This amount includes stock options exercisable within 60 days after March 31, 1997 to purchase approximately 16,334 shares of Common Stock.

     (12) This amount includes stock options exercisable within 60 days after March 31, 1997 to purchase approximately 2,000 shares of Common Stock.

     (13) This amount excludes Common Stock owned by Gebr. Heinemann. The amount includes stock options exercisable within 60 days after March 31, 1997 to purchase approximately 815,338 shares of Common Stock.



                    PROPOSAL 2 - RATIFICATION OF APPOINTMENT
                             OF INDEPENDENT AUDITORS

     At the Annual Meeting, the Company's stockholders will be asked to ratify the appointment of KPMG Peat Marwick LLP as the Company's Independent Auditors for the fiscal year ending January 25, 1998. The Company has been advised by KPMG Peat Marwick LLP that none of its members has any financial interest in the Company. For the fiscal year ended January 26, 1997, KPMG Peat Marwick LLP was not engaged by the Company for any professional services other than audit, tax and other related services. It is expected that representatives of KPMG Peat Marwick LLP, the Company's Independent Auditors, will be present at the Annual Meeting to respond to appropriate questions of stockholders and to make a statement if they so desire.


Vote Required

     The affirmative vote of a majority of votes cast is required to ratify the appointment of KPMG Peat Marwick LLP as the Company's Independent Auditors for the fiscal year ending January 25, 1998.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                     THE RATIFICATION OF THE APPOINTMENT OF
               KPMG PEAT MARWICK LLP AS THE COMPANY'S INDEPENDENT
              AUDITORS FOR THE FISCAL YEAR ENDING JANUARY 25, 1998.



                                  OTHER MATTERS

     The Board of Directors does not know of any matters to be presented for consideration other than the matters described in the Notice of Annual Meeting, but if other matters are presented, it is the intention of the persons named in the accompanying Proxy to vote on such matters in accordance with their judgment.

                       STOCKHOLDER PROPOSALS FOR THE 1998
                         ANNUAL MEETING OF STOCKHOLDERS

     Stockholder proposals to be presented at the 1998 Annual Meeting of Stockholders must be received, in writing, by the Secretary of the Company at the Company's principal executive offices no later than December 19, 1997 in order to be included in the Company's proxy materials relating to that meeting.

                               REPORT ON FORM 10-K

     The Company's Annual Report on Form 10-K for the fiscal year ended January 26, 1997, filed with the Securities and Exchange Commission, is available to stockholders, without charge, upon written request. Exhibits to the Form 10-K will be furnished upon payment of $.50 per page, with a minimum charge of $5.00. Requests for copies should be directed to Duty Free International, Inc., 645 Madison Avenue, 6th Floor, New York, New York 10022, Attention: Investor Relations Administrator.

                             SOLICITATION OF PROXIES

     The accompanying Proxy is solicited by the Company and the cost of such solicitation will be borne by the Company. Proxies may be solicited by officers, Directors and employees of the Company, none of whom will receive any additional compensation for their services. Solicitation of Proxies may be made personally or by mail, telephone, telegraph, facsimile or messenger. The Company will pay persons holding shares of Common Stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks and other fiduciaries, for the reasonable expense of forwarding soliciting materials to their principals.


Ridgefield, Connecticut
April 14, 1997

PROXY



                          DUTY FREE INTERNATIONAL, INC.

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD AT THE RENAISSANCE HARBORPLACE HOTEL, 202 EAST PRATT STREET, BALTIMORE, MARYLAND 21202, ON THURSDAY, MAY 22, 1997 AT 10:00 A.M., BALTIMORE TIME.

     The undersigned hereby appoints each of ALFRED CARFORA and JOHN A. COURI, proxies, each with full power of substitution, to represent and vote all shares of Common Stock which the undersigned would be entitled to vote at the 1997 Annual Meeting of Stockholders of Duty Free International, Inc., and any adjournment or postponements thereof, upon any and all matters which may properly be brought before this Meeting, provided that said shares shall be voted as specified on the matters referred to below which are more fully set forth in the Proxy Statement dated April 14, 1997.

The Board of Directors Recommends a Vote FOR Items 1 and 2.

1. Election of Directors:                 Jack Africk, Carl Reimerdes, Lowell P.
                                          Weicker, Jr. for terms ending in 2000.

FOR all nominees [ ]                         WITHHOLD AUTHORITY  to vote [ ]
listed at right except as marked to the        for all nominees listed at right.
contrary.

INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.


--------------------------------------------------------------------------------


2. Ratification of Appointment of KPMG Peat Marwick LLP as the Company's Independent Auditors for the fiscal year ending January 25, 1998.

     [   ] FOR           [   ] AGAINST            [  ] ABSTAIN


THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2. THE PROXIES MAY VOTE, IN THEIR SOLE DISCRETION, UPON ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THIS MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. THE UNDERSIGNED HEREBY REVOKES ALL PROXIES PREVIOUSLY GRANTED.

                                            Please  sign  exactly  as your  name
                                            appears      hereon.      Executors,
                                            administrators,    trustees,    etc.
                                            should so indicate when signing.  If
                                            shares are held jointly, each holder
                                            should sign.

                                            Dated:                        , 1997
                                                     -------------------


                                            ------------------------------------
                                                Signature


                                            ------------------------------------
                                                Signature